Exhibit 99.(14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Goldman Sachs ETF Trust of our report dated March 1, 2022, relating to the financial statements and financial highlights, which appears in the Goldman Sachs Defensive Equity Fund’s Annual Report on Form N-CSR for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

October 4, 2022